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                                                                   Exhibit 10.30
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                                                            Identix Incorporated
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                             DEVELOPMENT AGREEMENT
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     This Development Agreement (this "Agreement") is made as of January 14,
2000 by and between Identix Incorporated, a Delaware corporation, acting through its Biometric Imaging Division ("Identix") and International Technology
Concepts, Inc., a California corporation ("IT Concepts").

     WHEREAS, Identix designs, develops, manufactures and sells biometric security and identification hardware and software products;

     WHEREAS, IT Concepts designs, manufactures and distributes, among other things, certain complete imaging components and products, and provides related engineering services;

     WHEREAS, Identix, IT Concepts and Identicator Technology, Inc., a Delaware corporation and a wholly owned subsidiary of Identix ("Identicator Technology"), are parties to that certain Support and Indemnification Agreement dated as of April 26, 1999, pursuant to which IT Concepts provides biometric security IT components and products, and related engineering services, to Identix and Identicator Technology;

     WHEREAS, Identix desires, upon the terms and conditions hereinafter set forth, to retain IT Concepts to develop and provide certain new biometric imaging technology and products and related services to Identix;

     WHEREAS, IT Concepts desires, upon the terms and conditions hereinafter set forth, to develop and provide such new biometric imaging technology and products and related services to Identix;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1.   Development and Delivery.
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(a)       New Scanner Technology for Four Finger Plain Image Finger Scanning. IT
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Concepts will design and develop a new Four Finger Flat Scanner mo ("FFFS
Module") for use and application with Identix's new, proprietary, fingerprint imaging system.

               (i)  Specifications.  The specifications and performance
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     parameters ("Specifications") for the FFFS Module are attached to this
     Agreement as Exhibit A-1 hereto.
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               (ii)   Design and Delivery Schedule.  A detailed description of
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     the scope of work to be completed by IT Concepts under this Section 1(a), and the timetable for completion of such work, is set forth on Exhibit A-2 hereto. Without limiting Exhibit A-2, IT Concepts shall deliver no less than 3 prototype units of each of the FFFS Modules no later than April1, 2000. Prior to availability or delivery of such beta units, Identix may, upon request, conduct reviews of IT Concepts development work by means of formal program or technical reviews at IT Concepts facilities or the facilities of Intech, a Russian company and IT Concept's authorized subcontractor hereunder (the "Subcontractor"). Beginning no later than thirty (30) days following the date first above written and continuing thereafter at least once every month until final approval by Identix of the beta units (see below), IT Concepts shall provide Identix (1) a written progress report ("Progress Report") of all development efforts by IT Concepts and the Subcontractor , and (2) summaries, copies and duplicates, as the case may be, of any and all ideas for technical solutions, designs, drawings, schematics, technical data, prototypes, inventions, or other intellectual property in progress under this Agreement. Optical Module beta units will each be deemed accepted by Identix upon the issuance by Identix to IT Concepts of a final acceptance certificate confirming that the units meet applicable Specifications. This determination shall be made by Identix in its sole judgement. Prior to issuance of final acceptance by Identix, if any prototype unit does not conform to the Specifications and/or it has not successfully passed Identix's testing criteria, as determined by Identix, IT Concepts will have thirty (30) days from receipt of notice of deficiency to make and submit to Identix such changes as shall be reasonably required to correct the deficiencies set forth in the notice.

               (iii)  Fixed Price and Payment.  The fixed price and payment
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     terms for design and delivery of the FFFS Module is set forth on Exhibit A-
     3 hereto.

          (b)  New Low Cost Roll and Plain Forensic Quality Fingerprint Image
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     Capture Scanner.  IT Concepts will design, develop and manufacture a new
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     low cost roll and plain forensic quality fingerprint image capture scanner
     (the "Scanner").

               (i)    Specifications.  Identix shall provide Specifications
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     for the Scanner at such time as Identix is prepared to initiate development activity respecting the Scanner. Such Specifications shall be attached hereto as Exhibit B-1.

               (ii)   Design, Testing, Acceptance and Delivery Schedule.  A
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     detailed description of the scope of work to be completed by IT Concepts under this Section 1(b) and the timetable for completion of such work shall be provided by IT Concepts to Identix no later than 10 days after receipt by IT Concepts of the Scanner's Specifications from Identix. Such scope of and schedule of work, when agreed upon in writing by Identix, shall be attached hereto as Exhibit B-2. Prior to availability or delivery of Scanner beta units, as per Exhibit B-2, Identix may, upon request, conduct reviews of IT Concepts development work by means of formal program or technical reviews at IT Concepts facilities or the facilities of the Subcontractor. Beginning no later than thirty

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     (30) days following the date Exhibit B-2 is agreed to by Identix, and continuing thereafter at least once every month until final approval by Identix of the Scanner beta units, IT Concepts shall provide Identix (1) a Progress Report of all development efforts by IT Concepts and the Subcontractor , and (2) summaries, copies and duplicates, as the case may be, of any and all ideas for technical solutions, designs, drawings, schematics, technical data, prototypes, inventions, or other intellectual property in progress under this Agreement. Scanner beta units will each be deemed accepted by Identix upon the issuance by Identix to IT Concepts of a final acceptance certificate confirming that the units meet applicable Specifications. This determination shall be made by Identix in its sole judgement. Prior to issuance of final acceptance by Identix, if any beta unit does not conform to the Specifications and/or it has not successfully passed Identix's testing criteria, as determined by Identix, IT Concepts will have thirty (30) days from receipt of notice of deficiency to make and submit to Identix such changes as shall be reasonably required to correct the deficiencies set forth in the notice.

               (i)  Fixed Price and Payment.  The fixed price and payment terms
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     for delivery of the Scanner is set forth on Exhibit B-3 hereto.

     (c)  Technical Representatives.  In order to enhance communication,
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efficiency, goodwill and mutual cooperation under this Agreement, each of the parties hereby designates the following individuals to act as its technical representative and point of contact during the development activities contemplated by this Section 1: for IT Concepts, Naum Pinkhasik; for Identix, Dan Maase. Such representatives shall gather for a face to face meeting no later than 30 days following the date first above written, and on a monthly basis thereafter discuss, among other things, Progress Reports. Such meetings shall also serve as the venue for the monthly delivery (as described above) of summaries, copies and duplicates, as the case may be, of any and all designs, drawings, schematics, technical data, prototypes, inventions, or other intellectual property in progress under this Agreement. Each party may change its technical representative at any time upon notice in writing to the other party.

     2.   Ownership of Designs and Technology.  All right, title and interest
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in Identix's Confidential Information, as defined in the Confidentiality
Agreement between the parties dated as of November 4, 1999 (the "Confidentiality Agreement") shall continue to be owned solely and exclusively by Identix. All discoveries, improvements, inventions, copyrights, and trade secrets, and any and all tangible or intangible technology or intellectual property arising out of or related to the FFFS Module and the Scanner (the "Products"), or otherwise arising out of or related to the design or development activities contemplated by this Agreement, and all intellectual property rights therein, shall be the sole and exclusive property of Identix; neither IT Concepts nor the Subcontractor shall obtain any rights therein. Notwithstanding the foregoing, . individual employees of IT Concepts who are responsible for inventions leading to patent filings and awards arising out of this Agreement shall have the right to have their names on such filings and awards with Identix as joint inventors, but only to the extent that such employees have executed and delivered to Identix Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit C prior to the relevant filing. Such agreement, among others, provides for the assignment by individual inventors to Identix of all rights, title and interest in any and all patents related to or arising out of this Agreement. IT Concepts shall provide, and shall cause its

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employees, the Subcontractor and its employees to provide and sign, any and all additional documentation, technical data, drawings designs, technologies, testimonies, affidavits, support and other assistance requested by Identix in the furtherance of Identix' efforts to file patent applications or obtain exclusive rights to patents arising out of or related to this Agreement.

     3.   Non-Disclosure.  The terms and provisions of the Confidentiality
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Agreement are hereby expressly incorporated into this Agreement by reference shall apply to the activities of the parties under this Agreement. Notwithstanding any provision of the Confidentiality Agreement to the contrary, IT Concepts may disclose confidential information of Identix to the Subcontractor, provided that prior to such disclosure, IT Concepts executes with the Subcontractor an agreement of confidentiality containing non-disclosure ownership provisions substantially identical to those set forth in the Confidentiality Agreement.

     4.   Warranties and Indemnities.  Identix and IT Concepts shall share
          --------------------------
responsibility for conducting patent searches on technical solutions proposed by IT Concepts under this Agreement. Patent searches will be conducted at the sole cost of Identix. Notwithstanding the foregoing, (a) IT Concepts represents and warrants to Identix that: (1) the Products are and will be original and will not infringe upon or misappropriate any patent, copyright, trade secret or other proprietary rights of others; (2) IT Concepts will not breach any non-disclosure or restricted use obligations to any third party in the development of the Products; (3) IT Concepts has not previously granted and will not grant any rights in the Products to any third party which are inconsistent with the sole and exclusive ownership rights of Identix described in this Agreement; (4) prior to having access to any Confidential Information hereunder, and prior to performing any activities of any nature whatsoever hereunder, each of IT Concept's employees, and each of the Subcontractor's employees who has been or will be involved in the development of the Products will have signed and delivered to Identix a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit C; (5) IT Concepts has full power to enter into this Agreement, to carry out is obligations under this Agreement and to grant the rights granted to Identix. IT Concepts further warrants that each Product will conform to its applicable Specifications.

          (b) IT Concepts hereby indemnifies Identix and each of its officers, directors, employees, agents, customers, subcontractors and sublicensees (each and "Indemnified Party") and holds harmless each Indemnified Party from and against and all loss, costs, claims, fees, expenses (including reasonable attorneys' fees), damages or liabilities arising out of or related to (i) any breach of this Agreement by IT Concepts, (ii) any breach of applicable confidentiality obligations by the Subcontractor, (iii) any challenge by any employee of either IT Concepts or the Subcontractor to Identix's sole and exclusive (1) ownership of all tangible and intangible technology or intellectual property arising out of or related to this Agreement or (2) rights to patents awarded on inventions arising out of this Agreement, or (iii) any threat, claim, demand, suit or action alleging facts that would constitute a breach of any of representation or warranty made by IT Concepts in this Agreement. The warranties and indemnities set forth in this Agreement shall survive any termination of this Agreement.

     5.   Manufacture of Products; Standard Terms and Conditions of Purchase.
                                   -----------------------------------------
Following final acceptance of the prototype beta units of the FFFS Module by Identix, IT

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Concepts shall have the right to quote Identix a bid on prices and other relevant terms for the manufacturing of FFFS Modules. Identix will consider IT Concepts as its primary manufacturer of Optical Modules if Identix is satisfied with pricing for such modules, and it is otherwise satisfied, in its sole judgement, that IT Concepts will be able to meet, among other things, Identix's quality, volume and delivery requirements. Should Identix select IT Concepts as its primary manufacturer, the parties shall enter into Identix's standard form of supply agreement, and Identix shall have the right to purchase from IT Concepts commercial production units of the FFFS Module on Identix's standard terms and conditions of purchase. Prices for commercial units shall be agreed upon in writing by Identix and IT Concepts in the supply agreement.

     6.   Term.  This Agreement shall commence as of the date first above
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and shall continue in effect for an initial term of one year unless earlier terminated in accordance with its terms. The term of this Agreement may be extended by mutual written agreement of the parties.

     7.   Non-Competition.  During the term of this Agreement, IT Concepts shall
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not, directly or indirectly, engage in any activity with or in relation to any technology or product that is in any way competitive with or adverse to the Products or the business or welfare of Identix.

     8.   Independent Contractor.  The parties agree that at all times during
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the term of this Agreement, IT Concepts shall continue to be an independent contractor, and is not authorized as, nor shall be deemed to be an employee, agent or representative of Identix. All work performed for Identix by IT Concepts under this Agreement shall be as "work for hire."

     9.   Termination.  This Agreement may be terminated at any time by
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Identix on thirty (30) days prior written notice to IT Concepts.

     10.  Amendment.  This Agreement shall not be amended except by a writing
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duly executed by both parties.

     11.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of this State of California as applied to agreements entered into by California residents and entirely to be performed within California. The parties hereby consent to the exclusive jurisdiction of the courts of the State of California.

     12.  Headings.  The headings contained in this Agreement are intended for
          --------
convenience and shall not be used to interpret the meaning of this Agreement or to determine the rights of the parties.

     13.  Notices.  All notices, requests, demands, and other communications
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made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or 12 hours after facsimile transmission to the persons identified below or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

          Identix:  510 N. Pastoria Avenue

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                Sunnyvale, California 94086
                Attention:  Dan Maase, Vice President
                Facsimile Number: (408) 739-0178


  IT Concepts:  11501 Dublin Blvd., Building 101
                Dublin, California 94568
                Attention: Naum Pinkhasik, President
                Facsimile Number: (925) 556 - 6901


Such addresses may be changed, from time to time by means of a notice given in the manner provided in this Section.

     14.  Severability.  If any provision of this Agreement is held to be
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unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     15.  Waiver.  The waiver of any term or condition of this Agreement by any
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party shall not be construed as a waiver of a subsequent breach of failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

     16.  Assignment.  IT Concepts may not assign, by operation of law or
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otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent. Notwithstanding the foregoing, IT Concepts may subcontract certain of its obligations hereunder to the Subcontractor; provided, however, that in no event shall such subcontract relieve IT Concepts of any of its duties or obligations hereunder. IT Concepts shall remain solely and completely responsible for the work and activities of the Subcontractor.

     17.  Counterparts.  This Agreement may be signed in counterparts with the
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effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

     18.  The Subcontractor.  IT Concepts represents and warrants to Identix
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that the Subcontractor is a company 70% owned by IT Concepts and that a company duly organized and in good standing in St. Petersburg, Russia.

     19.  Entire Agreement.  This Agreement contains all the terms and
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conditions agreed upon by the parties relating to the subject matter of this
Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

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IN WITNESS WHEREOF, Identix and IT Concepts have executed this Agreement as of the date first above written.

                                   IDENTIX INCORPORATED



                                   By   /s/ D. Maase
                                     --------------------------------
                                        Name:  Dan Maase
                                        Title: Vice President


                                   INTERNATIONAL TECHNOLOGY CONCEPTS,
                                   INC.



                                   By     /s/ N. Pinkhasik
                                     --------------------------------
                                        Name:  Naum Pinkhasik
                                        Title:  President

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